Exhibit 99.1

Terrestrial Energy Reports First Quarter 2026 Results

Completed OTA contract with Department of Energy supporting IMSR pilot reactor and IMSR fuel pilot plant projects

Collaboration with Riot Platform for a best-in-class pairing of data center and co-located nuclear plant to deliver up to 4GW of nuclear power capacity for hyperscale AI operation

NRC approved Topical Report on IMSR Postulated Initiating Event methodology and issued Safety Evaluation Report

CHARLOTTE, N.C. — May 14, 2026 — Terrestrial Energy Inc. (NASDAQ: IMSR) (“Terrestrial Energy” or “the Company”), a developer of Generation IV small modular nuclear power plants, today announced its financial results for the first quarter ended March 31, 2026.

“During the quarter, Terrestrial Energy delivered against the three-pillar framework outlined in March – IMSR engineering and regulatory programs, including our key project engagements with the U.S. Department of Energy, supply chain development, and our commercial pipeline of IMSR Plant projects,” said Simon Irish, CEO of Terrestrial Energy. “These developments move us closer to serving large industrial markets and the opportunity to power AI, advanced manufacturing, and the broader U.S. economy.”

Engineering and Regulatory Highlights:

•	Terrestrial Energy signed two Other Transaction Authority (OTA) agreements with the U.S. Department of Energy advancing TETRA, the reactor pilot project, and TEFLA, the fuel line pilot project. The projects support engineering and regulatory programs for IMSR plant commercial operation and infrastructure development for IMSR plant fuel supply.
•	The U.S. Nuclear Regulatory Commission (NRC) approved the Company’s Postulated Initiating Events methodology (PIE) Topical Report and issued its Safety Evaluation Report (SER). This follows the NRC’s acceptance of the Company’s final Topical Report submission announced in April 2026. The NRC’s approval of Terrestrial Energy’s PIE methodology delivers the framework to identify and evaluate events that may challenge the safe operation of IMSR nuclear plant. This analysis is foundational to nuclear safety and represents another important regulatory milestone as Terrestrial Energy systematically executes on its nuclear regulatory program with the NRC.

•	The PIE Topical Report follows on from the NRC’s September 2025 approval of IMSR’s Principal Design Criteria Topical Report. Together, these two Topical Reports establish foundational elements of the IMSR licensing basis for commercial operation. In addition they can now be referenced in future licensing applications without re-evaluation, reducing the scope of subsequent technical review and increasing confidence of the licensing critical path.

Supply Chain Developments:

•	The Company’s materials’ testing and qualification programs continued during the quarter, including graphite irradiation at one of the world’s most powerful test reactors. These activities are essential for reactor materials’ qualification, supplier selection, and licensing readiness.
•	Relationships with nuclear industry suppliers remained in active execution for materials, component and services supply, supporting the fabrication of reactor components and the development of fuel supply infrastructure.

Commercial pipeline of IMSR Plant Projects:

•	On May 6, 2026, the Company executed a Memorandum of Understanding with Riot Platforms, Inc. (NASDAQ: RIOT), a leader in large-scale data center development, to co-locate IMSR Plants with Riot-developed data centers and create a best-in-class data center – nuclear plant pairing to serve AI and high-performance compute applications. The collaboration contemplates deployment of multiple IMSR Plants representing up to 4GW of nuclear power capacity across multiple sites. The companies will jointly evaluate sites and the opportunities to incorporate a natural gas fuel bridge for fast commercial power supply and to enhance supply resiliency during full nuclear power plant operation.

Performance, Liquidity and Capital Structure:

●	For the quarter, Terrestrial Energy reported a net loss of $10.5 million, compared to a net loss of $6.2 million for the fourth quarter 2025. This change was primarily driven by:
o	$3.2 million increase in R&D as the Company progressed fuel development and graphite testing programs.
o	$4.0 million increase in G&A due to increased personnel-related expenses and stock-based compensation.
o	$2.8 million increase in Other Income (Expense) due to decreased Interest Expense and an increase in Interest and Dividend Income.

The Company ended the quarter with a strong balance sheet, reporting $289.9 million in cash and investments as of March 31, 2026. This liquidity provides a substantial runway to deliver important developments across the three pillars of the IMSR plant development and commercialization.

During the quarter, the Company reported cash burn of $7.9 million, an increase of $1.8 million compared to the prior quarter after consideration of one-time transaction costs associated with the merger. Two items drove much of the increase: a first quarter 2026 payment of $0.6 million for 2025 discretionary bonuses; and, $1.0 million paydown of accounts payable to vendors offering extended credit terms. The remaining $0.2 million increase of first quarter cash burn is attributable to higher sequential payments for research and development.

At quarter end 105.9 million shares were issued and outstanding, which is largely unchanged from December 31, 2025. This consisted of 82.2 million common shares and 23.7 million exchangeable shares, the latter exchangeable into common shares on a one-for-one basis at the option of the holder.

Conference Call and Webcast

Terrestrial Energy will host a conference call today at 8:30 a.m. Eastern Time to discuss the Company’s financial results. The live webcast of the conference call and accompanying presentation materials can be accessed through Terrestrial Energy’s website at ir.terrestrialenergy.com. For those unable to access the webcast, the conference call can be accessed by dialing (877) 407-4019 (domestic) or +1 (201) 689-8337 (international) and requesting the Terrestrial Energy First-Quarter 2026 Earnings Conference Call. For those unable to listen to the live conference call, a replay will be available after the call through the archived webcast in the Events section of Terrestrial Energy’s investor relations website or by dialing (877) 660-6853 or (201) 612-7415. The access code for the replay is 13760489. The replay will be available until 11:59 PM ET on May 28, 2026.

Conference Participation

In addition to its first quarter 2026 results, Terrestrial Energy today announced that management will participate in the 2026 RBC Capital Markets Global Energy, Power, and Infrastructure Conference being held Tuesday, June 2nd to Wednesday, June 3rd at the Westin New York Grand Central in New York, NY.

Terrestrial Energy’s Chief Executive Officer, Simon Irish, will be available for one-on-one meetings with investors during the event. In addition, he will participate in a panel discussion on the Nuclear Renaissance on Wednesday, June 3rd at 1:20pm ET.

To schedule a one-on-one meeting with Terrestrial Energy’s management team, please contact Investor Relations at investor@terrestrialenergy.com.

About Terrestrial Energy

Terrestrial Energy is a developer of Generation IV nuclear plants that use its proprietary Integral Molten Salt Reactor (IMSR). The IMSR captures the transformative operating benefits of molten salt reactor technology in a plant design that represents true innovation in capital efficiency, cost reduction, versatility and functionality of nuclear energy supply. IMSR plants are designed to be small and modular for distributed supply of low-cost, reliable, dispatchable, clean, high-temperature industrial heat and electricity, and to be customized for a dual-use energy role relevant to many industrial applications, such as petrochemical and chemical synthesis, and data center operation. In so doing, IMSR plants extend the application of nuclear energy far beyond electric power markets. Their deployment will support the rapid growth of clean firm heat and power, delivering energy self-reliance, grid reliability and economic growth. Terrestrial Energy uses an innovative plant design together with proven and demonstrated molten salt reactor technology and readily-available and inexpensive standard-assay low-enriched uranium in its fuel for a nuclear plant with a unique set of operating characteristics and compelling transformative commercial potential. Terrestrial Energy is engaged with regulators, suppliers, industrial partners and energy end-users to build, license and commission the first IMSR plants in the early 2030s.

Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our expectations, milestones, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements speak only as of the date of this press release and involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) risks related to the development, manufacturing and construction of IMSR Plants and key components, including potential delays, cost overruns and contractor performance issues; (2) the Company’s ability to obtain applicable regulatory approvals and licenses on a timely basis or at all; (3) the ability of management to manage growth; (4) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors, including from alternative energy technologies, energy price volatility, and competition from other advanced reactor developers; (5) potential supply chain constraints and cost inflation for specialized nuclear-grade materials and components; (6) any failure to comply with the laws and regulations governing the use, transportation, and disposal of toxic, hazardous and/or radioactive materials; (7) changes in domestic and foreign business, market, financial and political conditions, and in applicable laws and regulations, including tariffs; (8) the ability to raise additional funding in the future; (9) the outcome of any legal proceedings that may be instituted against the Company; and (10) other risk factors described herein as well as the risk factors and uncertainties described in the documents filed by the Company from time to time with the U.S. Securities and Exchange Commission (the “SEC”).

The foregoing list of risk factors is not exhaustive. You should carefully consider the foregoing risk factors and the other risks and uncertainties described in the documents filed by the Company from time to time with the SEC. In addition, there may be additional risks that the Company presently knows, or that it currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. Nothing in this communication should be regarded as a representation or warranty, either express or implied, by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

In addition, the information contained in this press release is provided as of the date hereof and may change, and the Company and its representatives and affiliates specifically disclaim any obligation to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, inaccuracies, future events or otherwise, except as may be required under applicable securities laws. Information contained on our website is not a part of or incorporated into this press release.

Terrestrial Energy Investor Center:

https://www.terrestrialenergy.com/investors

Terrestrial Energy Media & Contact:

investor@terrestrialenergy.com

media@terrestrialenergy.com

Terrestrial Energy Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share data)

(Unaudited)

	March 31,	December 31,
	2026	2025
ASSETS
Current assets
Cash and cash equivalents	$76,946	$97,164
Short-term investments	198,018	200,626
Prepaid expenses and other current assets	1,779	1,769
Total current assets	276,743	299,559

Property and equipment, net	831	835
Long-term investments	14,898	—
Intangible assets, net	699	708
Right-of-use assets	1,919	1,814
Other assets	78	64
Total Assets	$295,168	$302,980

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$4,495	$5,501
Operating lease liabilities, current	520	383
Finance lease liabilities, current	33	33
Total current liabilities	5,048	5,917

Operating lease liabilities, noncurrent	1,478	1,601
Finance lease liabilities, noncurrent	46	56
Total liabilities	6,572	7,574

Commitments and Contingencies (Note 10)

Stockholders’ Equity
Common shares, $0.0001 par value; 500,000,000 authorized shares; 82,242,434 and 81,771,422 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	8	8
Exchangeable shares, $0.0001 par value; 23,692,820 and 24,011,017 shares issued and outstanding as of March 31, 2026 and December 31, 2025	2	2
Additional paid-in-capital	421,734	418,815
Accumulated deficit	(135,128)	(124,625)
Accumulated other comprehensive income	1,980	1,206
Total stockholders’ equity	288,596	295,406
Total liabilities and stockholders’ equity	$295,168	$302,980

Terrestrial Energy Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share data)

(Unaudited)

	Three months ended
	March 31,
	2026	2025

OPERATING EXPENSES
Research and development costs	$4,566	$1,408
General and administrative	7,304	3,289
Depreciation and amortization	61	181
Total Operating Expenses	11,931	4,878
OPERATING LOSS	(11,931)	(4,878)

OTHER INCOME (EXPENSE)
Government grants	48	23
Interest expense	(2)	(1,231)
Interest expense – related party	—	(140)
Interest and dividend income	1,453	4
Foreign exchange loss	(34)	(30)
OTHER INCOME (EXPENSE)	1,465	(1,374)

Net loss before income tax	(10,466)	(6,252)
Income tax expense	(37)	—
Net loss	(10,503)	(6,252)

Loss per common share, basic and diluted	$(0.10)	$(0.10)
Weighted-Average Shares of Common Shares Outstanding, Basic and diluted	105,861,986	63,170,918

Net loss	$(10,503)	$(6,252)
Other comprehensive (loss) income net of tax:
Foreign currency translation adjustments	(64)	(827)
Change in net unrealized gains on short-term and long-term investments	838	—
Comprehensive loss	$(9,729)	$(7,079)

Terrestrial Energy Inc.

Condensed Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

(in thousands, except share data)

(Unaudited)

						Accumulated
					Additional	Other		Total
	Common Shares		Exchangeable Shares		Paid-In-	Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Income	Deficit	Equity
Balance as of January 1, 2026	81,771,422	$8	24,011,017	$2	$418,815	$1,206	$(124,625)	$295,406
Stock-based compensation	—	—	—	—	2,761	—	—	2,761
Shares issued upon exercise of options	140,815	—	—	—	158	—	—	158
Conversion of exchangeable shares to common shares	318,197	—	(318,197)	—	—	—	—	—
Issuance of shares for private placement	12,000	—	—	—	—	—	—	—
Currency translation adjustments	—	—	—	—	—	(64)	—	(64)
Change in unrealized gains on short-term and long-term investments	—	—	—	—	—	838	—	838
Net loss	—	—	—	—	—	—	(10,503)	(10,503)
Balance, March 31, 2026	82,242,434	$8	23,692,820	$2	$421,734	$1,980	$(135,128)	$288,596

						Accumulated
						Other
					Additional	Comprehensive		Total
	Common Shares		Exchangeable Shares		Paid-In-	Income	Accumulated	Stockholders'
	Shares*	Amount	Shares*	Amount	Capital	(Loss)	Deficit	Deficit
Balance as of January 1, 2025, as recast	39,159,901	$4	24,011,017	$2	$82,774	$337	$(96,608)	$(13,491)
Stock-based compensation	—	—	—	—	180	—	—	180
Issuance of warrants in connection with convertible notes, net of tax	—	—	—	—	2,595	—	—	2,595
Currency translation adjustments	—	—	—	—	—	(827)	—	(827)
Net loss	—	—	—	—	—	—	(6,252)	(6,252)
Balance, March 31, 2025	39,159,901	$4	24,011,017	$2	$85,549	$(490)	$(102,860)	$(17,795)

* Share amounts have been retroactively restated to give effect to the Business Combination.

Terrestrial Energy Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three months ended
	March 31,
	2026	2025
Cash flows from operating activities
Net loss	$(10,503)	$(6,252)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	61	181
Amortization of debt discount	—	517
Interest income and accretion of discount on investments, net	(55)	—
Stock-based compensation	2,761	180
Unrealized foreign currency transaction gain	(378)	(96)
Noncash lease expense	99	62
Changes in operating assets and liabilities
Prepaid expenses and other current assets	27	(150)
Accounts payable and accrued expenses	(908)	2,023
Accrued interest	—	663
Accrued interest - related party	—	143
Operating lease payments	(197)	(31)
Net cash used in operating activities	(9,093)	(2,760)

Cash flows from investing activities
Purchases of intangible assets	—	(21)
Purchases of property and equipment	(53)	(163)
Purchase of investments	(73,146)	—
Proceeds from redemptions of investments	61,693	—
Net cash used in investing activities	(11,506)	(184)

Cash flows from financing activities
Proceeds from issuance of convertible notes	—	9,335
Proceeds from issuance of convertible notes – related parties	—	1,650
Proceeds from the exercise of stock options for common shares	158	—
Repayment of finance lease liabilities	(9)	(40)
Net cash provided by financing activities	149	10,945

Effect of exchange rate changes on cash and cash equivalents	232	295

(Decrease) increase in cash and cash equivalents during the period	(20,218)	8,296
Cash and cash equivalents, beginning of period	97,164	3,022
Cash and cash equivalents, end of period	$76,946	$11,318

Supplemental noncash investing and financing activities
Recognition of warrants in connection with convertible notes, net of tax	$—	$2,595
Operating lease liabilities obtained in exchange for operating lease assets	$228	$—